EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement (Nos. 333-02418, 333-40106, 333-62134, 333-121330 and 333-123042 and 333-129132) on Form S-8 and Registration Statement (Nos. 333-123821 and 333-128695) on Form S-3 of Smith Micro Software, Inc. of our report dated February 20, 2006 relating to our audit of the financial statements and the financial statement schedule, which appear in this Annual Report on Form 10-K of Smith Micro Software, Inc. for the year ended December 31, 2005.
SINGER, LEWAK, GREENBAUM & GOLDSTEIN, LLP
Los Angeles, California
March 31, 2006